Exhibit 99.1

Vallon Pharmaceuticals and GRI Bio Enter into Merger Agreement with Goal of Advancing Innovative Pipeline of NKT Cell Regulators
Combined company will operate as GRI Bio and advance innovative pipeline of Natural Killer T (NKT) regulating therapies for the treatment of inflammatory, fibrotic and autoimmune diseases
GRI Bio has committed capital to fund planned operations of the combined company into mid-2024
Companies to hold a joint webcast on, December 14, 2022 at 8:30 AM ET
PHILADELPHIA, PA and LA JOLLA, CA, December 13, 2022 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), and GRI Bio, Inc. (“GRI Bio”), a privately held biotechnology company advancing an innovative pipeline of Natural Killer T (“NKT”) cell regulators for the treatment of inflammatory, fibrotic and autoimmune diseases, today announced that they have entered into a definitive agreement (the “Merger Agreement”) pursuant to which GRI Bio will merge with a wholly-owned subsidiary of Vallon in an all-stock transaction (the “Merger”). The combined company will focus on advancing GRI Bio’s innovative pipeline of NKT cell regulators for the treatment of inflammatory, fibrotic and autoimmune diseases. Following the closing of the Merger, the combined company is expected to operate under the name “GRI Bio, Inc.” and will focus on the development of GRI Bio’s pipeline and trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “GRI”. The transaction is expected to close in the first quarter of 2023. The companies will host a joint webcast on December 14, 2022 at 8:30 AM ET to discuss the transaction (details below).
Concurrently with the execution of the Merger Agreement, Altium Capital (“Altium”) has agreed to invest approximately $15 million at the close of the Merger (in cash and through the surrender of GRI Bio promissory notes purchased from GRI Bio concurrently with the execution of the Merger Agreement) and committed to an additional $10 million future investment in the combined company (the “Financing”), subject to the terms and conditions described in the securities purchase agreements and related agreements being met. The combined company is expected to use the proceeds from the Financings to fund the advancement of GRI Bio’s NKT development pipeline targeting multiple inflammatory, fibrotic and autoimmune indications into mid-2024 with an initial focus on idiopathic pulmonary fibrosis (“IPF”).
David Baker, Chief Executive Officer of Vallon, commented, “Following an extensive and thorough strategic review process, we believe merging with GRI Bio represents the best path forward for Vallon’s shareholders. GRI Bio provides an exciting opportunity for value creation by advancing a potentially deep pipeline leveraging its innovative NKT regulator technology. Our board and management believe the combined company will be well positioned with the potential to address shortcomings that exist with current therapeutic treatments targeting inflammation and fibrosis across a number of high-value indications.”
“We believe the proposed Merger and Financing will mark a transformational evolution for GRI Bio. We expect these transactions, including the additional Altium investment, to provide us with the necessary capital to propel GRI Bio forward in a meaningful way and to fund our planned operations into mid-2024, with the goal of realizing multiple catalytic clinical and regulatory milestones. Additionally, as a public company, I believe we will be in a position to drive value for both GRI Bio investors and Vallon’s current investors,” added Marc Hertz, PhD, Chief Executive Officer of GRI Bio.
GRI Bio is a clinical stage biotechnology company focused on fundamentally changing the way inflammatory disease is treated by targeting NKT immune cells earlier in the inflammatory chain than the current standard of care, to interrupt disease progression more effectively. GRI Bio’s lead program, GRI-0621 is a small molecule RAR-βɣ dual agonist that inhibits the activity of human NKT I cells. In in vitro studies and after 28 days dosing in the study GRI-0621-201 (NCT02949375), oral dosing of GRI-0621 has been shown to inhibit NKT I cells in patients and improve fibrosis in multiple disease models. GRI Bio is planning to launch a Phase 2a biomarker study evaluating GRI-0621 for the treatment of IPF with data expected in the second quarter of 2024.
GRI Bio’s second asset in development, GRI-0803, is a novel activator of human NKT II cells in development for the treatment of autoimmune disorders, with an initial focus on systemic lupus erythematosus. GRI Bio expects to launch a Phase 1 study in 2023. Additionally, GRI Bio has a library of 500+ proprietary compounds to fuel a growing pipeline targeting a number of high value indications with unmet need.
About the Proposed Transaction
Under the terms of the Merger Agreement, Vallon will acquire 100% of the outstanding equity interests of GRI Bio, by means of reverse triangular merger of a wholly owned subsidiary of Vallon with and into GRI Bio, with GRI Bio surviving as a wholly owned subsidiary of Vallon. In connection with the closing of the Merger, Vallon is expected to change its name to “GRI Bio, Inc.”
Immediately following the closing of the Merger and the Financing, the equity holders of GRI Bio are expected to own approximately 83% of the outstanding equity of the combined company on a fully diluted basis, and the equity holders of Vallon are expected to own approximately 17% of the outstanding equity of the combined company on a fully diluted basis. These final ownership stakes are subject to adjustment, as necessary, to meet requirements for listing on Nasdaq and the issuance of warrants on the 11th trading day following the Merger.
The Merger and the Financing have been unanimously approved by the board of directors of each company and are expected to close in the first quarter of 2023, subject to the satisfaction or waiver of customary conditions, including the requisite approval by Vallon’s and GRI Bio’s stockholders.
Ladenburg Thalmann & Co. Inc. is acting as the exclusive financial advisor and Thompson Hine LLP is serving as legal counsel to Vallon. Evolution Venture Partners LLC are serving as the exclusive financial advisor and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. are serving as legal counsel to GRI Bio.
Management and Organization
The combined company will be led by Dr. Marc Hertz, GRI Bio’s Chief Executive Officer, and will be headquartered in La Jolla, CA. The board of directors is expected to be composed of five members, with four such members designated by GRI Bio, one such member designated by

Vallon. David Baker, Chief Executive Officer of Vallon will be joining the board of directors as the Vallon designee.
Webcast Details
The companies plan to hold a joint webcast on December 14, 2022 at 8:30 AM ET to discuss the Merger details.
Interested participants and investors may access the webcast on the Events page of the Investors section of the Vallon website, www.vallon-pharma.com. A replay of the webcast will be accessible for 90 days.
About Vallon Pharmaceuticals, Inc.
Vallon is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company is focused on the development of new medications to help patients with CNS disorders. The Company’s lead investigational product candidate, ADAIR, is a novel abuse-deterrent formulation of amphetamine immediate release being developed for the treatment of ADHD and narcolepsy.
The Company recently announced it is evaluating strategic alternatives with the goal of maximizing stockholder value, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. This process may not result in any transaction and the Company to may not disclose additional details unless it is legally required to do so. For more information about the company, please visit www.vallon-pharma.com.
References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.
About GRI Bio, Inc.
GRI Bio is a clinical stage biotechnology company focused on fundamentally changing the way inflammatory disease is treated. GRI Bio’s NKT cell-based therapies are being developed for IPF and other fibrotic, inflammatory, and autoimmune diseases. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. NKT I cells play a critical role in initiating and propagating the inflammatory response, injury and fibrosis observed in IPF and other fibrotic indications. GRI Bio’s lead program, GRI-0621, is an inhibitor of NKT I cells and is being developed as a novel oral therapeutic for IPF.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

Additional Information About the Proposed Transaction for Investors and Shareholders
In connection with the Merger, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Merger and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Merger. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed Merger, as these materials will contain important information about the parties to the Merger Agreement, the Company and the proposed Merger. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed Merger will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed Merger and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov. In addition, the documents filed by Vallon may be obtained free of charge from Vallon’s website at www.vallon-pharma.com or by written request to Vallon at vallon@jtcir.com.
Participants in the Solicitation
Vallon, GRI Bio and certain of their respective directors and executive officers may be deemed, under the SEC rules, to be participants in the solicitation of proxies from Vallon stockholders with respect to the matters relating to the Merger. Information regarding Vallon’s executive officers and directors is available in Vallon’s proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on April 27, 2022 and Vallon’s Annual Report on Form 10-K for the year-ended December 31, 2022. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Vallon’s investor page on its corporate website at www.vallon-pharma.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Vallon’s stockholders generally, will be set forth in the Registration Statement, when available.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on Vallon’s and GRI Bio’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Vallon's and GRI Bio’s expectations with respect to financial results, future performance, development and commercialization of products and services, the initiation or completion of clinical studies, the potential benefits and impact of GRI Bio's products and services, potential regulatory approvals, anticipated financial impacts and other effects of the Merger and the Financing, the satisfaction or waiver of the closing conditions to the Merger Agreement and Securities Purchase Agreements, the timing of the completion of the Merger and the Financing, the expected use of proceeds from the Financing, the expected timing for the launch of Phase 2a biomarker study on GRI-0621 and Phase 1 study on GRI-0803, the listing of the combined company’s common stock on Nasdaq, and the size and potential growth of current or future markets for the combined company's products and services. Actual results may differ from the expectations, estimates and projections expressed by Vallon and GRI Bio herein and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the ability of Vallon, GRI Bio and the investors in the Financing to meet the closing conditions in the Merger Agreement and Securities Purchase Agreements, including due to failure to obtain approval of the stockholders of Vallon and GRI Bio or certain regulatory approvals, or failure to satisfy other conditions to closing in the Merger Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Vallon or GRI Bio following the announcement of the Merger Agreement, Securities Purchase Agreements and the transactions contemplated therein, that could give rise to the termination of the Merger Agreement or Securities Purchase Agreements or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain or maintain the listing of the combined company’s common stock on Nasdaq, as applicable, following the Merger; (4) the inability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (5) costs related to the Merger Agreement and Securities Purchase Agreements; (6) changes in applicable laws or regulations; (7) the inability of the combined company to raise financing in the future; (8) the success, cost and timing of GRI Bio’s and the combined company’s product development activities; (9) the inability of GRI Bio or the combined company to obtain and maintain regulatory clearance or approval for their products, and any related restrictions and limitations of any cleared or approved product; (10) the inability of GRI Bio or the combined company to identify, in-license or acquire additional technology; (11) the inability of GRI Bio or the combined company to compete with other companies currently marketing or engaged in the development of products and services that GRI Bio is currently developing; (12) the size and growth potential of the markets for GRI Bio’s and the combined company’s products and services, and each of their ability to serve those markets, either alone or in partnership with others; (13) inaccuracy in GRI Bio’s, Vallon’s and the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (14) GRI Bio’s, Vallon’s and the combined company’s financial performance; and (15) other risks and uncertainties indicated from time to time in the Registration Statement, including those under the heading “Risk Factors” in the Registration Statement and in Vallon’s other filings with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com